EXHIBIT 99.1

For Immediate Release

CONTACT: JAMES R. MOORE
                  URSTADT BIDDLE PROPERTIES INC.
                  (203) 863-8200

                     URSTADT BIDDLE PROPERTIES INC. REPORTS
       OPERATING RESULTS IN SECOND QUARTER AND FIRST HALF OF FISCAL 2003


         GREENWICH, CONNECTICUT, June 11, 2003 - Urstadt Biddle Properties Inc. (NYSE:UBA and UBP), a real estate investment trust, today announced its second quarter and first six months financial results for the periods ended April 30, 2003.

Diluted funds from operations ("FFO") for the quarter ended April 30, 2003 increased to $7,209,000 or $0.26 per Common share and $0.29 per Class A Common share on higher shares outstanding compared to $4,939,000 or $0.27 per Common share and $.30 per Class A Common share in the second quarter of fiscal 2002. Net income applicable to Common and Class A Common stockholders for the quarter was $4,533,000 or $0.17 per diluted Common share and $0.19 per diluted Class A Common share, compared to $3,031,000, or $0.17 per diluted Common share and $0.19 per diluted Class A Common share in the corresponding three month period last year.

For the first six months of fiscal 2003, diluted FFO increased to $13,509,000 or $0.50 per Common share and $0.55 per Class A Common share from $9,855,000 or $0.55 per Common share and $0.61 per Class A Common share for the same period in fiscal 2002. Net income applicable to Common and Class A Common stockholders for the first six months of fiscal 2003 was $8,393,000 or $0.32 per diluted Common share and $0.35 per diluted Class A Common share compared to $9,123,000 or $0.52 per diluted Common share and $0.57 per diluted Class A Common share, for the same period last year. Net income in the six-month period ended April 30, 2002 included a gain of $3,071,000 on the repurchase of a portion of the Company's Series B preferred shares last year.

A reconciliation of FFO to net income applicable to Common and Class A Common stockholders, the GAAP measure the Company believes to be the most directly comparable, is in the financial tables accompanying this press release.

Commenting on the quarter's operating results, Willing L. Biddle, President and Chief Operating Officer of UBP, said "The increase in the Company's FFO and revenue growth this quarter is largely a result of recent shopping center acquisitions and new leasing completed last year. Since mid-December 2002, we purchased three shopping centers totaling almost 300,000 square feet at a cost of $61 million. We also have one shopping center property under contract for $22 million. These acquisitions are in addition to the nearly $100 million in properties we acquired last year." Looking ahead, Mr. Biddle said "We continue to seek to acquire shopping centers in our target region of Fairfield County, Connecticut and Westchester and Putnam Counties in New York when opportunities arise." Mr. Biddle also noted that "We recently completed the sale of $40 million of a new Series C Preferred Stock issue and we expect that the proceeds from this sale will be used to acquire properties and continue the Company's growth into the future."

Non-GAAP Financial Measure
Funds from Operations ("FFO")

The Company believes that FFO is an appropriate financial measure of operating performance of an equity REIT. Although FFO is a non-GAAP financial measure, the Company believes it provides useful information to shareholders, potential investors and management. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is defined by NAREIT as net income or loss, excluding gains (or losses) from debt restructuring and sales of properties plus depreciation and amortization, and after adjustments for unconsolidated joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

UBP is a self-administered equity real estate trust providing investors with a means of participating in ownership of income-producing properties with investment liquidity. UBP has paid 134 quarters of uninterrupted dividends since its inception in 1969.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

               URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
                SIX MONTHS AND THREE MONTHS ENDED APRIL 30, 2003
                      (in thousands, except per share data)

                                                                Six  Months Ended        Three Months Ended
                                                                   April 30,                    April 30,
                                                              ------------------        ------------------
                                                                 2003          2002         2003         2002
                                                                 ----          ----         ----         ----
Revenues:
Operating rents                                               $28,176       $18,919      $14,856       $9,689
Lease termination income                                            -           515            -            -
Interest and other                                                532           551          171          282
                                                               ------        ------       ------        -----
      Total Revenues                                           28,708        19,985       15,027        9,971
                                                               ------        ------       ------        -----

Operating Expenses:
Property expenses                                               8,564         5,796        4,590        2,920
Interest                                                        4,063         1,880        2,028          962
Depreciation and amortization                                   4,933         3,623        2,584        1,818
General and administrative expenses                             1,898         1,596          864          801
                                                                -----        ------       ------        -----
     Total Operating expenses                                  19,458        12,895       10,066        6,501
                                                               ------        ------       ------        -----

Operating Income before Minority Interests                      9,250         7,090        4,961        3,470

Minority Interests in Results of Consolidated Joint
Ventures                                                        (183)         (214)         (91)        (102)
                                                                -----         -----        -----        -----

Net Income                                                      9,067         6,876        4,870        3,368

Preferred Stock Dividends                                       (674)         (824)        (337)        (337)
Excess of Carrying Value over Cost to Repurchase
Preferred Shares                                                    -         3,071            -           -
                                                               ------        ------       ------       ------
Net Income Applicable to Common and Class A Common
Stockholders                                                   $8,393        $9,123       $4,533       $3,031
                                                               ======        ======       ======       ======

Diluted Earnings per Share:
Common                                                          $0.32         $0.52        $0.17        $0.17
                                                                =====         =====        =====        =====
Class A Common                                                  $0.35         $0.57        $0.19        $0.19
                                                                =====         =====        =====        =====

Weighted Average Number of Shares Outstanding:
Common and Common Equivalent                                    6,533         6,371        6,544        6,374
                                                                =====         =====        =====        =====
Class A Common and Class A Common Equivalent                   18,692        10,524       18,704       10,664
                                                               ======        ======       ======       ======

 Reconciliation of Net Income Available to Common and
Class A Common Stockholders to Funds From Operations:
-------------------------------------------------------
-------------------------------------------------------

Net Income Applicable to Common and Class A Common
Stockholders                                                   $8,393        $9,123       $4,533       $3,031

Plus: Real property depreciation                                3,697         2,472        1,968        1,340
         Amortization of tenant improvements and                  995           876          494          340
         allowances
         Amortization of deferred leasing costs                   241           275          122          138
         Minority Interest                                        183           180           92           90
Less: Excess of carrying value over cost to
repurchase preferred shares                                         -       (3,071)            -            -
                                                              -------        ------       ------        -----
Funds from Operations (Diluted)                               $13,509        $9,855       $7,209       $4,939
                                                              =======        ======       ======       ======

Funds from Operations (Diluted) Per Share:
Common                                                          $0.50         $0.55        $0.26        $0.27
                                                                =====         =====        =====        =====
Class A Common                                                  $0.55         $0.61        $0.29        $0.30
                                                                =====         =====        =====        =====

Cash Dividends Paid Per Share:
Common                                                          $0.38         $0.37        $0.19       $0.185
                                                                =====         =====        =====       ======
Class A Common                                                  $0.42         $0.41        $0.21       $0.205
                                                                =====         =====        =====       ======
